UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________
FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2020

_________________________________
ALBEMARLE CORPORATION
(Exact name of Registrant as specified in charter)
_________________________________

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (980) 299-5700
Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 27, 2020, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Albemarle Corporation (the “Company”) approved retention incentives for key members of the Company’s senior management. The Committee approved these incentives in recognition of the demonstrated work and commitment of the Company’s key executives and the significant benefits to the Company of retaining such executives after Mr. Kissam’s upcoming retirement and their support of the transition to a new Chief Executive Officer (“CEO”).

The retention incentive consists of a one-time award of restricted stock units (“RSUs”) to each of the Company’s named executive officers and other key executives. The number and terms of RSUs awarded to the Company’s named executive officers (identified at December 31, 2019) are set forth below:

Name	Title	RSUs on Date of Grant
Scott A. Tozier	Executive Vice President and Chief Financial Officer	12,218
Karen G. Narwold	Executive Vice President, Chief Administrative Officer and General Counsel	3,055
Raphael G. Crawford	President, Catalysts	9,164
Netha N Johnson, Jr.	President, Bromine Specialties	9,164

The RSUs have a grant date of February 28, 2020 and, except as discussed below, will cliff vest on the third anniversary of the date of grant. Upon vesting, all RSUs will be paid in whole shares of the Company’s common stock. All vesting and payout terms are subject to provisions for termination of employment, including in connection with voluntary resignation for good reason, death, or disability and involuntary termination not for cause, in accordance with the Company’s 2017 Incentive Plan (the “Plan”) and the award documents.

A copy of the form of Notice of NEO Special Retention Restricted Stock Unit Award is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In addition to the retention incentives discussed above, the Committee approved the 2019 bonus payments and approved 2020 compensation packages for the Company’s executive officers. As part of those packages, the Committee, consistent with its past practices, set a 2020 target bonus for Mr. Kissam equal to 125% of his base salary. Subject to his continued employment until June 2020 and support during the CEO transition process, Mr. Kissam will receive a 2020 bonus payout in an amount equal to the greater of his target bonus and the bonus amount that is determined based on the actual achievement of the performance criteria pursuant to the 2020 annual incentive plan. The Committee did not make any equity-based awards to Mr. Kissam for 2020.

All of the awards granted to Ms. Narwold as part of her 2020 compensation package include special vesting conditions upon a “Qualifying Termination Event.” Upon a Qualifying Event (as defined in each of the respective award notices) occurring after December 31, 2021, Ms. Narwold’s 2020 awards of stock options and RSUs will vest in full and become non-forfeitable. In addition, Ms. Narwold will remain eligible to earn and vest in the full amount of 2020 Performance Unit Awards as of the time the Committee makes its determination as to what level of the performance goals have been met. The retention RSUs awarded to Ms. Narwold discussed above will vest and become non-forfeitable at December 31, 2021.

The Committee also adopted revised forms of Notice of Restricted Stock Unit Award, Notice of ROIC Performance Unit Award, Notice of TSR Performance Unit Award, Notice of Option Grant, and Notice of Special Restricted Stock Unit Award under the Plan to provide for recoupment of any awards pursuant to the Company’s recoupment policy, as such policy may be amended from time to time. The forms of Notices are filed as exhibits to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
#10.1	Form of Notice of NEO Special Retention Restricted Stock Unit Award
#10.2	Form of Notice of Restricted Stock Unit Award
#10.3	Form of Notice of ROIC Performance Unit Award
#10.4	Form of Notice of TSR Performance Unit Award
#10.5	Form of Notice of Option Grant
#10.6	Form of Notice of Special Restricted Stock Unit Award

# Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: March 4, 2020	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and General Counsel